RELIABILITY INCORPORATED

                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                            ---
Check the appropriate box:
    Preliminary Proxy Statement
---
    Confidential, for Use of the Commission Only (as permitted by --- Rule 14a-6(e)(2))

 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---
                         Reliability Incorporated
             (Name of Registrant as Specified in Its Charter)
                         Reliability Incorporated
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 X  No fee required
---

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
---
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        4) Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

    Fee paid previously with preliminary materials.
---
--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:
        2)  Form Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD APRIL 26, 2000




To the Shareholders of
Reliability Incorporated:

    Reliability Incorporated (the "Company") will hold its 2000 annual meeting of shareholders on April 26, 2000, at 10:00 a.m. Houston time. The meeting will be held at the Company's offices at 16400 Park Row, Houston, Texas 77084. The purposes of the meeting are:

       1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.

       2. To consider and approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 1,500,000.

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has designated the close of business on March 3, 2000, as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting.

    Whether you expect to attend the meeting in person or not, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage is needed if such envelope is mailed in the United States.

                                     By order of the Board of Directors,



                                                Max T. Langley
                                                   Secretary







Date:  March 15, 2000

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS

Solicitation and revocation of proxies

    The enclosed proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 2000 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be paid by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. If no specification is made, the shares will be voted FOR all nominees for director, FOR an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 1,500,000, and in the discretion of the proxy holders on any other matter properly coming before the meeting. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

    Proxy materials are expected to be mailed or delivered to shareholders on or about March 20, 2000.

Voting at the meeting

    Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 3, 2000 will be entitled to vote at the meeting. As of such date, 6,668,765 shares were issued and outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors.

    The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any other matter are counted for the purpose of determining whether a quorum is present. If a quorum is present for any matter, such as election of directors, a quorum is deemed present for all matters that come before the meeting, even if broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, cannot be voted for any particular item. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

                                PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS

    Directors are elected by a plurality of the votes cast at the meeting. The nominees that receive the greatest number of votes will be elected, even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such nominee. The amendment to the 1997 Stock Option Plan will be approved if a majority of the shares entitled to vote and represented at the meeting (in person or by proxy) approve the amendment.

                         OWNERSHIP OF COMMON STOCK

Principal shareholders

    As of February 11, 2000, each of the following persons beneficially owned 5% or more of the 6,631,765 shares of Common Stock then outstanding:

                             Voting shares           Dispositive shares
                          and percent of total      and percent of total
Name and address             outstanding (1)           outstanding (2)
----------------          --------------------      --------------------

Dimensional Fund
  Advisors Inc.             537,000    (8.10%)  537,000       (8.10%)
    1299 Ocean Avenue,
      11th Floor
    Santa Monica, CA

Fidelity Low-Priced
  Stock Fund                635,000    (9.58%)  635,000       (9.58%)
    82 Devonshire Street
    Boston, MA

The Qubain Family Trust     475,000    (7.16%)  475,000       (7.16%)
     1246 Reamwood Avenue
     Sunnyvale, CA

Steven T. Newby             387,335    (5.84%)  387,335       (5.84%)
     555 Quince Orchard
       Road, Suite 606
     Gaithersburg, MD

-----------------------------------------
(1) Shares which the shareholder has the power to vote.
(2) Shares which the shareholder has the power to sell.
-----------------------------------------

      Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 537,000 shares of Common Stock under the rules of the Securities and Exchange Commission. Dimensional furnishes investment advice to four investment companies and serves as an investment manager to certain other investment vehicles, including commingled

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the stock of the Company. Dimensional disclaims beneficial (economic) ownership of all such shares.

    Fidelity Low-Priced Stock Fund ("Fund") owns 635,000 shares of Common Stock of the Company. The Fund's shares are voted under guidelines established by the Board of Trustees of the Fund. Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fund, has sole power to sell the Fund's shares. Members of the Edward C. Johnson, III family control FMR Corp., which owns Fidelity. Fidelity is deemed the beneficial owner of the shares under the rules of the Securities and Exchange Commission.

      The information provided above for Dimensional, Fidelity, The Qubain Family Trust, and Steven T. Newby is based on filings made with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

      The Company's Employee Stock Savings Plan (the "Plan") owns a total of 547,329 shares (8.25% of the 6,631,765 shares of Common Stock outstanding as of February 11, 2000) of Common Stock. Each employee of the Company who participates in the Plan may direct the Trustee of the Plan on how to vote the stock beneficially owned by such employee and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit. No employee owns 5% or more of the Company's shares through the Plan.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Security ownership of management

    As of March 3, 2000, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group is shown below.

                                    Amount and nature of
                                    beneficial ownership
                                    --------------------
                          Voting                       Stock
                            and         Other         options
   Name of individual   investment   beneficial      exercis-     Percent
       or group          power(1)   ownership(2)      able(3)   of class(4)
   ------------------    ---------  ------------     --------  -----------
Larry Edwards             124,600      36,205        104,600       3.80 %
W. L. Hampton               8,000        -0-           5,000          *
John R. Howard              2,100        -0-             -0-          *
Thomas L. Langford         20,000        -0-          30,000          *
Philip Uhrhan               2,000        -0-          30,000          *
Max T. Langley             28,200      29,337         39,000       1.38
James M. Harwell           16,249      28,475         38,751       1.20
J.E. (Jim) Johnson         12,600       5,574         39,700          *
Paul Nesrsta               27,000      14,294         28,000       1.00
All executive officers
 and directors as a
  group (nine persons)    240,749     113,885        315,051       9.60
--------------------
*   Less than 1%

(1) Each person has the sole power to vote and sell the shares shown in this column except that Mr. Edwards has shared power with his spouse to vote and sell 124,600 of the shares reported above.

(2) Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan, which is as of December 31, 1999. Employees have the right to direct the vote of all shares held in the Plan and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit.

(3) Shares listed in the stock options exercisable column represent shares that are exercisable by the named individual as of March 3, 2000 and within 60 days thereafter under the Company's stock option plan.

(4) The percent stated in this column is based on the total beneficial ownership of the individual or group as a percent of the 6,668,765 shares of Common Stock outstanding as of March 3, 2000, plus shares acquirable under stock options on, or within 60 days of, March 3, 2000.
--------------------

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    The Company is not aware of any contract or agreement which may at any subsequent date result in a change in control of the Company.

                           ELECTION OF DIRECTORS

    At the meeting, five directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy holders in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table, unless authority to vote for all or any of such nominees is withheld on such proxy.

                                                     Other positions and
                                                      offices presently
                                                     held with the Company
                                                     (and other present
                            Director                 principal occupation
     Name                     since        Age          if different)
     ----                   --------       ---       ------------------
Larry Edwards                 1995         58        Chairman of the Board
                                                      of Directors,
                                                      President and Chief
                                                      Executive Officer
W.L. Hampton                  1984         71        (retired)
John R. Howard                1971         66        (attorney-at-law)
Thomas L. Langford            1980         58        (executive vice
                                                      president, Stone
                                                      and Webster, Inc.)
Philip Uhrhan                 1997         50        (vice president
                                                      finance, Solvay
                                                      America, Inc.)


    Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since 1995. From 1990 to 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President - Operations, Corporate Vice President - Systems, and Executive Vice President - Systems.

    Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc., an engineering and construction company, from 1984 until his retirement in 1993.

    Mr. Howard has been a Director of the Company since 1971. He is and has been for more than five years an attorney in private practice.

    Mr. Langford has been a Director of the Company since 1980. Mr. Langford's principal occupation has been that of Executive Vice President of Stone and Webster, Inc., a professional engineering, construction and consulting company, since 1997. He was President of Parsons Corporation, an engineering and construction company, from 1991 until 1996.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    Mr. Uhrhan has been a Director of the Company since 1997. Mr. Uhrhan's principal occupation has been that of Vice President Finance of Solvay America, Inc., a chemical and pharmaceuticals company, since 1996. Mr. Uhrhan was a Partner with Ernst and Young LLP for more than five years prior to his employment by Solvay America, Inc.

    Management believes that each person proposed to be elected a director is willing and able to serve if elected. If a situation arises in which any nominee is unable or unwilling to serve, proxies will be voted for a nominee selected by the Board of Directors of the Company.

Board of Directors' meetings and committees

    The Company's Board of Directors held four meetings during 1999. All incumbent directors attended 75% or more of the meetings of the Board of Directors.

    The Company's audit committee, composed of Messrs. Langford and Uhrhan, met two times during 1999, and both members attended the meetings. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors. The Board of Directors increased the size of the audit committee to three members in February 2000 and appointed Mr. Howard to the committee to fill the new position.

    The compensation committee, composed of Messrs. Hampton and Howard, met two times during 1999 and both members attended the meetings. The compensation committee reviews executive compensation and benefit plans, recommends changes therein, and makes recommendations to the Board of Directors concerning executive salaries and incentive plans for the Company.


Compensation Committee Report on executive compensation

                   REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") of Reliability Incorporated submits this report on executive compensation to the
Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases for the Committee's compensation decisions. The Committee's goals are to establish compensation for executive officers that ensures a fair and competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers and to motivate executive personnel to achieve corporate objectives. A fundamental principle of the compensation program is to align the amount of an executive's total compensation with his contribution to the success of the Company. The program has the following components:

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Base salary

    Salaries for the chief executive officer ("CEO") and each other executive officer are set annually as of April 1. The Committee strives to set salaries that are competitive with those paid by companies of similar size and revenue in the industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey ("AEA Compensation Survey") to determine appropriate and competitive salaries.

    In 1999, the salaries of the CEO and other executives were not increased. Salaries for the CEO and other executives were not increased since the business plan for 1999 indicated the Company's financial performance would decline below historical levels for 1999. In 1998, the salary of the CEO was increased 14% and the raises for the other executive officers ranged from 4% to 7%. The raises in 1998 for the CEO and executive officers varied depending on the performance of the individual executive and the financial success of the industry segment, division or subsidiary for which the executive was responsible. The Committee reviews the overall financial performance of the Company, its gross, operating and net profits, the performance of the Company's officers and the business plan for the upcoming year, as well as the applicable AEA Compensation Survey, to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary using the 25th percentile results of the AEA Compensation Survey.

Short-term incentive compensation

    In addition to base salary, the Company has an incentive plan which applies to the CEO, all other executive officers, the directors and all salaried employees of the Company. The incentive plan has three components:

         1. a quantitative measure based on income before income tax of:

                  (a) the Company as a whole in the case of the CEO and certain other executive officers, or
                  (b) the subsidiary, industry segment or division ("Profit Center") of the Company for which the executive is responsible;

         2. a qualitative measure, which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and

      3. a target bonus.

      The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the Profit Center for which such officer is responsible reports income before income taxes as a percent of revenues equal to or greater than 5%.

                           RELIABILITY INCORPORATED
                                PROXY STATEMENT

         1. Target bonuses, for 1999, ranged from 40% of salary for the CEO to 30% for executive officers. There were no bonuses paid, in 1999, to the CEO or the other executive officers. In establishing that no bonuses would be paid for 1999, the Committee and the CEO considered the decrease in revenues and the loss before income taxes.

         2. Target bonuses, for 1998, ranged from 40% of salary for the CEO to 30% for executive officers. The actual bonus paid, in 1998, to the CEO was 128% of his base salary and ranged from 90% to 117% of salary for the other executive officers. Actual bonus amounts for any or all officers can exceed target bonuses when the Company's (or Profit Center's for which the officer is responsible) profit before income taxes exceeds income goals and the individual officer's performance factor exceeds a rating of 1.0, and will be less than target bonuses if the appropriate net income before income taxes does not reach the specified goals or an individual officer's performance factor is judged to be between 0 and 1.0.

      The level of the Company's income in 1998 and the loss in 1999 resulted in income factors, coupled with individual performance factors, being set at levels that resulted in the CEO and certain executive officers receiving total compensation for 1999 at amounts below the 25th percentile of the AEA Compensation Survey and somewhat below the 75th percentile in 1998.

      Approximately 20 salaried employees of a subsidiary of the Company received bonuses in 1999 due to the fact the subsidiary was profitable in 1999; such bonuses ranged from 3% to 16% of salary. The other salaried employees of the Company did not receive a bonus in 1999 due to the losses reported by the Company and applicable Profit Centers. All salaried employees of the Company received bonuses in 1998; such bonuses ranged from 3% to 73% of base salary in 1998, exclusive of bonuses paid to executive officers.

Stock based compensation

    The Company's long-term compensation program consists of options granted under the Company's 1997 Stock Option Plan. The Committee encourages stock ownership by managers so that they have a vested interest in the growth and profitability of the Company. Stock options are used as a component of the total compensation package to reward performance, to equalize benefits with those offered by comparable companies and to encourage key personnel to remain with the Company. In addition, stock options emphasize the objective of increasing shareholder value and encouraging share ownership by management in accordance with established guidelines. In general, options granted to the CEO and executives vest in installments over a period of approximately two to three years. The option agreements encourage the CEO and executives to own shares with a market value, at date of grant, equivalent to one times base annual compensation. If the executive does not own the required number of shares on the date the applicable installment would vest, the option installment expires or the exercise period for certain unexercised shares is shortened from ten years to two to three years.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    The Board of Directors functions as the administrative committee for the Option Plan and grants options based on its subjective determination of the relative current and future contribution that each optionee has or may make to the long-term goals of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to the CEO and each of the named executive officers during the 1999 fiscal year. Each option was granted at the fair market value of the Company's Common Stock on the date of grant. In 1999, stock options were granted to 18 key employees and directors, including the CEO and named executive officers, for the purchase of a total of 194,000 shares of Common Stock at a price per share of $4.88, and a total of 172,000 shares at a price per share of $2.57, which was the fair market value of the Company's stock on the date the options were granted.

Benefits

    The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.


Respectfully submitted,

W.L. Hampton

John R. Howard

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

                        COMPENSATION OF EXECUTIVES

Summary compensation table

    The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal years 1999, 1998 and 1997 to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 1999.

                                 Annual              Long-term
                              compensation          compensation
                              ------------     ------------
      (a)                 (b)     (c)       (d)      (g)        (i)
                                                 Securities  All other
   Name and                                      underlying   compen-
   principal                              Annual   options    sation
   position              Year   Salary     bonus   (#) (1)      (2)
 ---------- ----         ------ ------    ------   --------   -------
Larry Edwards,           1999  $180,000 $      -    70,000    $  4,800
 President, Chairman     1998    174,760 230,037    35,000      12,800
 of the Board, and       1997    155,248 362,230    70,000      11,930
 Chief Executive
 Officer

Max T. Langley, Senior   1999    109,980       -    30,000      3,215
  Vice President,        1998    108,864  93,388    15,000     11,387
  Chief Financial        1997    104,322 133,806    30,000     11,126
  Officer, Secretary
  and Treasurer

James M. Harwell,        1999    107,200       -    30,000      3,133
 Vice President          1998    105,560 125,904    15,000     11,282
                         1997     98,600 176,892    30,000     10,951

J. E. (Jim) Johnson (3)  1999    106,600       -    30,000      3,116
  Vice President         1998    105,586 108,508    15,000     10,523
                         1997     30,465  35,229    14,700      2,005

Paul Nesrsta,            1999    102,024       -    30,000      3,061
 Vice President          1998    100,728 111,839    15,000     11,133
                         1997     95,550 150,324    30,000     10,862
--------------------
      In  1997,  1998   and  1999,  the  Company  did  not  provide  any  other
compensation or long-term compensation plans for executive officers; thus columns (e), (f) and (h) are omitted from the above table.

(1) Number of securities subject to options reflects an adjustment made as a result of the stock split in the form of a dividend paid by the Company to shareholders of record on September 22, 1997.

(2) Amounts shown in this column represent the Company's matching and annual profit sharing contributions to the Employee Stock Savings Plan for the benefit of the named individual.

(3) Mr. Johnson terminated employment with the Company in August 1996 and was re-employed in September 1997; thus his compensation for 1997 is for a period of less than 12 months.

--------------------

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    The Company sponsors an Employee Stock Savings Plan (the "Plan"). All U.S. employees of the Company who have been employed for six months are covered by the Plan. The Plan allows an employee to contribute up to 15% of defined compensation to the Plan. Contributions to the Plan by executive officers have been limited (10% in 1999 and 9% in 1998) by provisions of the Internal Revenue Code. The Company matches employee contributions at a rate equal to 50% of the employee's contributions, but the Company's matching contribution is limited to 2% of the employee's defined compensation. The Company also makes a contribution in an amount equal to 1% of the defined compensation of all participants. Since January 1, 1997, the Company has made additional voluntary profit sharing contributions based on the consolidated profits of the Company. The maximum voluntary profit sharing contribution is 5% of compensation. The Company did not make an additional voluntary profit sharing contribution for 1999, and the Company's profit sharing contribution was 5% in 1998.

    The Company has no long-term compensation plans, awards or arrangements, except for the 1997 Stock Option Plan. The Company has no stock appreciation rights or option plans. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

    Non-employee directors are paid a fee of $1,000 per month, participate in an incentive bonus program similar to the bonus program described in the Compensation Committee Report and participate in the 1997 Stock Option Plan. Incentive bonuses paid to directors are based on the Company's performance and profitability. In 1999, the Company was not profitable; thus the directors did not receive a bonus for 1999.

Stock Option Plan

    In 1997, the Board of Directors adopted, and the shareholders approved, the 1997 Stock Option Plan ("Option Plan") for officers, directors and key employees. The objectives of the Option Plan are to promote the interests of the Company by providing an ownership incentive to officers, directors and key employees, to reward outstanding performance, and to encourage continued employment.

    Under the Option Plan, the Board of Directors, which acts as Plan Administrator, determines the officers, directors and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. The Option Plan provides for the grant of stock options to purchase an aggregate of up to 1,000,000 shares of the Company's Common Stock (See Approval of Amendment to the Company's 1997 Stock Option Plan). All options are issued at market value on the date of the grant.

    The Board of Directors granted options to employees and outside directors to purchase 351,000 and 15,000 shares, respectively, of Common Stock during 1999. At December 31, 1999, options outstanding covered a total of 746,000 shares of Common Stock. Options covering 379,000 shares, including 77,000 shares exercisable by outside directors, were exercisable, and options covering 367,000 shares were not yet exercisable. The purchase prices for the shares covered by existing unexercised options ranged from $2.57 to $20.25, which was market value on the date of grant.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Option grants in last fiscal year

    The following table provides certain information with respect to stock options granted during the fiscal year ended December 31, 1999, under the Option Plan, to the executive officers named in the compensation table above.

                              % of                            Potential
                              total                       realizable value
                             options                         at assumed
                 Number of   granted                       annual rates of
                securities   to em-    Exercise   Expira-    stock price
                underlying   ployees     price     tion   appreciation for
                  options      in       $/share    date      option term
   Name           granted      1999       (1)       (2)      5%     10% (3)
-----------    ------------ --------   -------- ---------- ------- --------
    (a)           (b)(#)       (c)       (d)$       (e)     (f)$     (g)$
-----------    ------------ --------   -------- ---------- ------- --------

Larry Edwards      35,000     10.0%      4.88     2/24/09 107,450  272,300
                   35,000     10.0       2.57    11/10/09  56,700  143,500

Max T. Langley     15,000      4.3       4.88     2/24/09  46,050  116,700
                   15,000      4.3       2.57    11/10/09  24,300   61,500

James M. Harwell   15,000      4.3       4.88     2/24/09  46,050  116,700
                   15,000      4.3       2.57    11/10/09  24,300   61,500

J.E. (Jim) Johnson 15,000      4.3       4.88     2/24/09  46,050  116,700
                   15,000      4.3       2.57    11/10/09  24,300   61,500

Paul Nesrsta       15,000      4.3       4.88     2/24/09  46,050  116,700
                   15,000      4.3       2.57    11/10/09  24,300   61,500

--------------------
(1) The exercise price is the market price on the date of grant.

(2) Varying amounts of the options will terminate early, beginning in March 2000, if optionee does not own a specified number of shares on specified dates. Generally, the options will expire in one to three installments over a three-year period from the original grant date.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Aggregate option exercises in 1999 and outstanding stock option values as of December 31, 1999

    The following table discloses for the executive officers named in the above tables information regarding options to purchase the Company's Common Stock which were exercised during 1999 and options to purchase the Company's Common Stock held at the end of 1999.

                                        Number of securi-      Value of
                                         ties underlying      unexercised
                                           unexercised       in-the-money
                                             options          options at
                     Shares     Value    at 12/31/99 (1)     12/31/99 (2)
                    acquired  realized  ---------------  ----------------
                       on       upon    Exercis-  Unexer-  Exercis- Unexer-
   Name             exercise  exercise   able     cisable  able    cisable
   ---- ---------   --------- --------  ------  ------- --------
    (a)  (b)(#)      (c)($)    (d)(#)   (e)(#)    (f)($)  (g)($)
   ---- ---------   --------- --------  ------  ------- --------

Larry Edwards            -         -     78,100   73,500       -   8,400

Max T. Langley           -         -     30,000   35,000       -   3,600

James M. Harwell     6,249     8,624     28,751   30,000       -   3,600

J.E. (Jim) Johnson       -         -     24,800   34,900       -   3,600

Paul Nesrsta        10,000    13,800     35,000   30,000       -   3,600

--------------------
(1) Number of securities reflects the adjustment made as a result of a stock split in the form of a dividend which was paid by the Company to shareholders of record on September 22, 1997.

(2) The amounts in these columns are calculated using the difference between the exercise price and the closing price ($2.81) for the Common Stock on The Nasdaq Stock Market(r) on December 31, 1999 of in-the-money stock options.
--------------------

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Performance graph

    The following performance graph compares the five year cumulative total return to shareholders for the Company's Common Stock to (1) the Nasdaq Non-Financial Stocks Index (which includes the Company) and to (2) the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994 and that all dividends (the Company did not pay any cash dividends) were reinvested.

                         (Graph is displayed here)
              Comparison of Five-Year Cumulative Total Return

                                        For Years Ended December 31,
                                 ---------------------------------------
                                 1994   1995    1996   1997   1998   1999
                                 ----   ----    ----   ----   ----   ----

Reliability Common Stock         $100   $300    $263 $1,157   $358   $237

Nasdaq Non-Financial Stocks       100    139     169    198    290    559

Nasdaq Stock Market Total Return  100    141     174    213    300    542

Section 16(a) beneficial ownership reporting compliance

    The Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and 10% stockholders (if any) report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the year ended December 31, 1999.

Compensation Committee interlocks and insider participation

    The compensation committee is composed of Messrs. Hampton and Howard. Neither of such persons is or has been an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, any of whose executive officers or directors serves as a director of the Company.

Certain transactions

On December 3, 1998, the Company purchased certain assets associated with two integrated circuit testing and conditioning service labs from Basic Engineering Services and Technology Labs, Inc. ("BEST"). The service labs were located in Austin, Texas and Singapore. As partial consideration for the purchase, the Company issued 475,000 shares of Common Stock to BEST, and BEST became a 7% shareholder of the Company. BEST subsequently transferred the 475,000 shares of Common Stock to The Qubain Family Trust, which controls BEST (see Principal shareholders). The Company also issued a note (balance at December 31, 1998 was $534,000) to BEST, which was paid in full in June 1999.

                           RELIABILITY INCORPORATED
                              PROXY STATEMENT

The Company entered into a two year consulting agreement with BEST to provide business transition advice and marketing and customer support services. The Company pays annual fees, during the two year period, of $150,000 to BEST under the consulting agreement.

         APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN

      The Company's shareholders are being asked to approve a 500,000 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan ("Option Plan") from 1,000,000 to 1,500,000 shares. As of March 3, 2000, 197,000 shares had been issued for exercised options, options covering a total of 709,000 shares were outstanding under the Option Plan and only 94,000 shares remained available for future issuance of options. On February 23, 2000, the Board of Directors approved an amendment to the Option Plan to effect the share increase, subject to approval and ratification by the shareholders. No other amendments were made or are proposed with respect to the Option Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE OPTION PLAN.

General Plan Information

      The Option Plan was adopted by the Board of Directors on February 26, 1997 and approved by the shareholders on April 30, 1997. The Option Plan is administered by the Board of Directors, acting as Plan Administrator. Options can be issued to executive officers, directors and other key employees of the Company and its subsidiaries for the purchase of the Company's no par Common Stock. The Company has five executive officers (including one person who is also a director), five directors and approximately 20 key employees considered by the Plan Administrator to be eligible for option grants. A total of twenty-three individuals hold options under the Option Plan as of March 3, 2000. Awards under the Option Plan may be in the form of either one or both of the following: non-qualified stock options and incentive stock options ("ISOs") intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986 ("Code"). ISOs must meet certain Code requirements, such as aggregate fair market value of ISOs that first become exercisable in any calendar year and term of the option, and may only be issued to employees and officers. Both ISOs and non-qualified options have vesting and expiration schedules set by the Plan Administrator at the time of grant, but ISOs may not have a term in excess of 10 years from date of grant. No award granted under the Option Plan is assignable or transferable other than by will or by the laws of descent and distribution. Upon termination of employment, all exercisable options on the date of termination automatically terminate 30 days after termination, unless termination is the result of retirement (in which case such period is extended to the earlier of the end of the exercise period of the option or 3 months after termination), permanent disability (in which case such period is extended to the earlier of the end of the exercise period of the option or 6 months), or death (in which case the optionee's estate or heirs may exercise options until the end of the earlier of exercise period of the option or one year after death). Any non-exercisable options on the date of termination automatically terminate on the date of termination, regardless of cause.

                           RELIABILITY INCORPORATED
                              PROXY STATEMENT

      A stock option entitles the grantee to purchase a set number of shares of Common Stock at a set price over a stated period of time. The exercise price of all options under the Option Plan is the fair market value on the date of the grant of the option, which in most instances is the closing price on The Nasdaq Stock Market(r) on the date of the grant. Currently outstanding options have exercise prices ranging from $2.57 to $20.25. The exercise price must be paid in full in cash or by the delivery of Common Stock valued at its fair market value on the exercise date.

Share Reserve

      A total of 500,000 shares were reserved for issuance under the Option Plan when it was approved by the shareholders in 1997. In September 1997, the Company's Common Stock was split 2 for 1 and the number of shares reserved under the Option Plan was automatically increased to 1,000,000. Because, under the Option Plan, options covering only 94,000 shares remain to be issued, the Board of Directors seeks approval for an increase in the number of shares that could be issued under the Option Plan. Of the 709,000 shares subject to outstanding options on March 3, 2000, 471,000 are currently exercisable, and 238,000 become exercisable over the remaining term of the option grants. To the extent that an option terminates without having been exercised, the shares subject to such award will again be available for distribution in connection with future awards under the Option Plan. Approximately 80,000 shares could be added back to the available pool of shares in 2000 if the underlying options expire without exercise. Many of the existing option awards are at prices above current market value, and the Board of Directors believes it is important to continue to issue option awards at current market value as additional compensation and incentives in attracting and retaining key personnel.

      Shares issuable under the Option Plan may be drawn from the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

Plan Amendments

      Amendments to the Option Plan may be made without shareholder approval. However, the Code or the National Association of Securities Dealers ("NASD") may require shareholder approval of certain amendments. The increase in authorized shares is being submitted for shareholder approval in order to comply with requirements of the NASD. No amendment may adversely affect an award previously granted without the optionee's written consent.

New Plan Benefits

      As of March 3, 2000, no option grants have been made under the Option Plan on the basis of the proposed share increase in the maximum number of shares authorized for issuance under the Option Plan. Each award of a stock option is discretionary with the Plan Administrator. All executive officers, directors and key employees will be eligible for award grants out of the additional shares, if approved by the shareholders, when and as determined by the Plan Administrator.

                           RELIABILITY INCORPORATED
                              PROXY STATEMENT

                             INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 2000. Ernst & Young LLP has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if so desired and will respond to appropriate questions.

                     THE TRANSACTION OF OTHER BUSINESS

    As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. If any other business properly comes before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxy.

Proposals by shareholders for 2001 annual meeting of shareholders

    Shareholders desiring to present proposals to the shareholders of the Company at the 2001 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than January 2, 2001.

                                    By order of the Board of Directors,


                                             Larry Edwards
                                                Chairman

Date:  March 15, 2000


















THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1999.

                        RELIABILITY INCORPORATED PROXY
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 2000

      The undersigned hereby appoints Larry Edwards and Max T. Langley, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of Reliability Incorporated (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company on Wednesday, April 26, 2000, at 10:00 a.m., Houston time, and any adjournment thereof.

      This proxy is solicited by the Reliability Incorporated Board of Directors. THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CONTRARY SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR THE AMENDMENT TO THE 1997 STOCK OPTION PLAN IN ITEM 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, ALL AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.



   PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
                              ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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                                      20

                           RELIABILITY INCORPORATED
               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                            USING DARK INK ONLY /X/

                                            For   Withheld  For All
                                            All      All    Except
1.   Election of Directors.
     Nominees: 01) Larry Edwards,
     02) W.L. Hampton, 03) John R.          / /     / /       / /
     Howard, 04) Thomas L. Langford,
     05) Philip Uhrhan

     For ALL except nominees crossed out.

                                            For   Against   Abstain
2.   Approval of an amendment to
     the Company's 1997 Stock Option
     Plan to increase the number            / /     / /       / /
     of shares reserved for
     issuance thereunder from
     1,000,000 to 1,500,000
                                            For   Against   Abstain
3.   In their discretion, the
     proxies are authorized to
     vote upon such other matters           / /     / /       / /
     as may come before the meeting
     or any adjournment thereof.
                                          Please  sign  exactly  as  your  name
                                    appears  on  your stock  certificate.  When
                                    signing  as  an   executor,  administrator,
                                    trustee or other representative, please sign your full title. All joint owners should sign.

                                    Dated:                      , 2000
                                          -----------------------

                                    ----------------------------------
                                    Signature

                                    ----------------------------------
                                    Signature, if held jointly,
                                    or office or title held

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                                      21